UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2022

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1751 River Run, Suite 400

Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 438-6168

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2022, TFF Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with JonesTrading Institutional Services LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten offering of 9,282,609 shares (“Company Shares”) of its $0.001 par value common stock (“Common Stock”) and warrants to purchase up to 4,641,305 shares of Common Stock (“Warrants”). The Warrants are being offered and sold at the rate of one Warrant for every two Company Shares purchased in this offering. The public offering price, before the Underwriters’ discount and commissions, for each Company Share and accompanying Warrant is $1.15.

Each Warrant will have an exercise price of $1.29 per share of Common Stock and will be immediately exercisable on the date of issuance. The Warrants will expire five years after the date of issuance. Beginning on the one-year anniversary of the close of the offering, all outstanding Warrants may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, at the redemption price of $0.025 per Warrant, provided that the closing price of the Company’s Common Stock has equaled or exceeded $4.00 per share for ten consecutive trading days.

The Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The Company Shares and accompanying Warrants will be issued pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-249870), previously filed with the Securities and Exchange Commission (“SEC”) on November 5, 2020, and the preliminary prospectus supplement relating to this offering, filed on November 17, 2022. The closing of the offering is expected to take place on or about November 22, 2022, subject to the satisfaction of customary closing conditions.

A preliminary prospectus supplement describing the terms of the sale of the Company Shares and accompanying Warrants has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement relating to the securities being offered may be obtained, when available, from JonesTrading Institutional Services LLC, Attn: Syndicate; email: syndicate@jonestrading.com; telephone: 212-907-5398. Electronic copies of the final prospectus supplement will also be available on the SEC’s website at http://www.sec.gov.

The foregoing description of the Agreement and Warrants are not complete and are qualified in their entirety by reference to the full text of the Agreement and form of Warrant, copies of which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Company Shares, Warrants and Warrant Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
1.1	Underwriting Agreement dated as of November 17, 2022 between the Company and JonesTrading Institutional Services LLC	Filed electronically herewith
4.1	Form of Warrant sold in the offering	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press Release dated November 18, 2022 regarding pricing of the offering of Common Stock and Warrants	Filed electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: November 18, 2022	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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